Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), S. James Miller, Jr., Chief Executive Officer of ImageWare Systems, Inc. (the “Company”), hereby certifies that, to the best of my knowledge:

1.                The Company’s annual report on Form 10-KSB for the period ended December 31, 2004 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.                The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Report and the results of operations of the Company for the periods covered by the Report.

Dated: March 31, 2005

/s/ S. James Miller
S. James Miller, Jr.
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to ImageWare Systems, Inc. and will be retained by ImageWare Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.